Exhibit 3.149(b)

DO NOT WRITE ABOVE THIS LINE; RESERVED FOR ACC USE ONLY.

STATUTORY AGENT ACCEPTANCE
Please read Instructions M002i

1.	ENTITY NAME - give the exact name in Arizona of the corporation or LLC that has appointed the Statutory Agent:
Encanto Senior Care, LLC

2.	A.C.C. FILE NUMBER: (If entity is already incorporated or registered in AZ):	L-1138693-0
Find the A.C.C. file number on the upper corner of filed documents OR on our website at: http://www.azcc.gov/Divisions/Corporations

3.	STATUTORY AGENT NAME – give the exact name of the Statutory Agent appointed by the entity listed in number 1 above (this will be either an individual or an entity):

C T Corporation System

	3.1 Check one box:	[ The statutory agent is an Individual (natural person).
☒ The statutory agent is an Entity.

STATUTORY AGENT SIGNATURE:

By the signature appearing below, the individual or entity named in number 3 above accepts the appointment as statutory agent for the entity named in number 1 above, and acknowledges that the appointment is effective until the entity replaces the statutory agent or the statutory agent resigns, whichever occurs first.

By checking the box marked “I accept” below, I acknowledge under penalty of perjury that this document together with any attachments is submitted in compliance with Arizona law.

☒  I ACCEPT

/s/ Virginia G. Flock	Virginia G. Flock, Assistant Secretary	12/07/2012
Signature	Printed Name	Date

REQUIRED – check only one:

☐	Individual as statutory agent: I am signing on behalf of myself as the individual	☒	Entity as statutory agent: I am signing on behalf of the entity named as statutory agent, and I am authorized to act for that entity.

Filing Fee: none (regular processing) Expedited processing - add $35.00 to filing fee. All fees are nonrefundable - see Instructions.	Mail:	Arizona Corporation Commission - Corporate Filings Section 1300 W. Washington St., Phoenix, Arizona 85007
	Fax:	602-542-4100

Please be advised that A.C.C. forms reflect only the minimum provisions required by statute. You should seek private legal counsel for those matters that may pertain to the individual needs of your business.
All documents filed with the Arizona Corporation Commission are public record and are open for public inspection.
If you have questions after reading the Instructions, please call 602-542-3026 or (within Arizona only) 800-345-5819.

M002.001	Arizona Corporation Commission - Corporations Division
Rev: 2010	Page 1 of 1